Exhibit 10.2

                                    AGREEMENT

     This Agreement is dated March 10, 2005, by and between ERC Solutions, Inc., a Delaware corporation ("ERC") and New Century Energy Corp., formerly Vertica Software, Inc., a Colorado corporation ("New Century") (the "Agreement").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, New Century recently completed a reverse merger transaction, pursuant to an Agreement and Plan of Reorganization ("Reorganization"), with Century Resources, Inc., a Delaware corporation ("Century"), whereby Century became a wholly owned subsidiary of New Century;

     WHEREAS, pursuant to the terms of the Reorganization, New Century was to have no liabilities on September 30, 2004 at the time of the closing of the Reorganization (the "Closing");

     WHEREAS, at the Closing, New Century had approximately $1,048,671 in liabilities; and

     WHEREAS, ERC desires to assume and New Century desires for ERC to assume the Liabilities.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, and in the Reorganization, the parties hereto agree as follows:

     1.   Assumption  of  the  Liabilities.
          ---------------------------------
          ERC acknowledges its obligation to assume the $1,048,671 in liabilities which were listed on the books of New Century at the time of the Closing and any liabilities incurred by New Century in connection with, and/or related to the business of ERC, either before or after the Closing (the "Liabilities"). ERC additionally agrees that the assumption of the Liabilities should relate back to the date of the Closing, and that therefore, the effective date of this agreement shall be the date of the Closing.

     2.   Legal  Fees  and  Costs  Associated  with  the  Liabilities
          -----------------------------------------------------------
          ERC agrees that any and all legal fees and/or costs incurred by New Century in connection with any litigation, arbitration, discovery and/or research in connection with the Liabilities shall be paid by ERC ("Costs").

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     3.   Consideration  for  the  Assumption  of  Liabilities.
          -----------------------------------------------------
          ERC acknowledges that, pursuant to, and in connection with the Reorganization, Trust Receipt and Irrevocable Instructions, Agreement and Plan of Distribution Agreement, and Technology Assignment Agreement (the "Closing Agreements"), New Century was to have no liabilities at the time of the Closing, and therefore in connection with the Reorganization and spinoff transaction involving ERC, ERC agrees to assume the Liabilities and Costs of New Century.

          Furthermore, ERC agrees that this Agreement does not alter, amended, supplement or otherwise modify any of ERC's obligations and duties under the Closing Agreements, including, but not limited to, Article 2 and Article 3 of the Agreement and Plan of Distribution Agreement, dealing with indemnification.

          In connection with the Reorganization and spinoff transaction involving ERC, New Century agrees to allow ERC to assume the Liabilities.

     4.   Indemnification.  ERC  shall  indemnify,  defend  and  hold  harmless
          ----------------
          New Century and each of New Century's officers, directors, agents and affiliates from and against any damage, loss, claim, liability, cost or expense, including fees and disbursements of counsel, accountants, experts and other consultants (collectively, "Damages"), resulting from, arising out of, or based upon the Liabilities and/or Closing Documents.

     5.   Indemnification  Procedures.  Promptly  after  receipt  by  New
          ----------------------------
Century (the "Indemnitee"), of notice of any action, suit, proceeding, audit, claim or potential claim (any of which is hereinafter individually referred to as a "Circumstance"), which could give rise to a right to indemnification for damages pursuant to Section 4, the Indemnitee shall give the party who may become obligated to provide indemnification hereunder, ERC (the "Indemnitor") written notice describing the Circumstance in reasonable detail; provided, that failure of an Indemnitee to give such notice to the Indemnitor shall not relieve the Indemnitor from any of its indemnification obligations hereunder unless (and then only to the extent) that the failure to give such notice prejudices the defense of the Circumstance by the Indemnitee. Such Indemnitor shall have the right, at its option and upon its acknowledgment to the Indemnitee of Indemnitor's liability to indemnify Indemnitee in respect of such asserted liability, to compromise or defend, at its own expense and by its own counsel, any such matter involving the asserted liability of the Indemnitee; provided, that any such compromise (i) shall include as an unconditional term thereof the giving by the claimant or the plaintiff to such Indemnitee of a release from all liability in respect of such claim and (ii) shall not result in the imposition on the Indemnitee of any remedy other than monetary damages to be paid in full

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by  the  Indemnitor.  If  any indemnitor shall undertake to compromise or defend any such asserted liability, it shall promptly notify the Indemnitee of its intention to do so, and the Indemnitee agrees to, and to cause its own independent counsel to, cooperate fully with the Indemnitor and its counsel in the compromise of, or defense against, any such asserted liability. All reasonable out-of-pocket costs and expenses incurred by the Indemnitee in connection with such cooperation (including, without limitation, the reasonable fees and expenses of the Indemnitee's own independent counsel) shall be borne by the Indemnitor. In any event, the Indemnitee shall have the right to participate with its own counsel (the reasonable fees and expenses of which will be borne by Indemnitor) in the defense of such asserted liability; provided that if with respect to a Circumstance, Indemnitor shall have acknowledged Indemnitor's liability to indemnify Indemnitee if and to the extent of any loss arising out of such Circumstance and Indemnitor shall be diligently defending such matter, Indemnitor shall not be obligated to indemnify Indemnitee for the cost of Indemnitee's participation in such defense, including Indemnitee's attorney's fees. Under no circumstances shall the Indemnitee compromise any such asserted liability without the written consent of the Indemnitor (which consent shall not be unreasonably withheld), unless the Indemnitor shall have failed or refused to undertake the defense of any such asserted liability after a reasonable period of time has elapsed following the notice of a Circumstance received by such Indemnitor pursuant to this Section.

5.     Miscellaneous
       -------------

     (a)  Assignment.  All  of  the  terms, provisions and conditions of this
          ----------
          Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

     (b)  Applicable  Law.  This  Agreement  shall  be  construed  in
          ---------------
          accordance with and governed by the laws of the State of Texas, excluding any provision which would require the use of the laws of any other jurisdiction.

     (c)  Entire  Agreement,  Amendments  and  Waivers.  This  Agreement
          --------------------------------------------
          constitutes the entire agreement of the parties hereto and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent or such party.

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     (d)  Waiver.  No  failure  on  the  part  of  any  party  to  enforce  any
          -------
          provisions of this Agreement will act as a waiver of the right to enforce that provision.

     (e)  Section  Headings.  Section  headings  are  for  convenience  only
          ------------------
          and  shall  not  define  or  limit  the  provisions of this Agreement.

     (f)  Effect  of  Facsimile  and  Photocopied  Signatures.  This  Agreement
          ---------------------------------------------------
          may be executed in several counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts. A copy of this Agreement signed by one party and faxed to another party shall be deemed to have been executed and delivered by the signing party as though an original. A photocopy of this Agreement shall be effective as an original for all purposes.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

ERC SOLUTIONS, INC.               NEW CENTURY ENERGY CORP.
-------------------               ------------------------

/s/  William  Mason               /s/ Edward R. DeStefano
--------------------              ------------------------
William Mason                    Edward R. DeStefano
President                        President

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